As filed with the Securities and Exchange Commission on July 17, 2026 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	95-4676679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773-1212
(Address of Principal Executive Offices)	(Zip Code)

American States Water Company
2026 Stock Incentive Plan
(Full title of the plan)

Robert J. Sprowls President and Chief Executive Officer American States Water Company 630 East Foothill Blvd. San Dimas, California 91773 (Name and address of agent for service)	with a copy to: Justin S. Reinus Paul Hastings LLP 1920 Main Street, Suite 400 Irvine, CA 92614 (714) 668-6200
(909) 394-3600 (Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	☐	Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided by Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the employee benefit plan information and other information required by Part I of this registration statement on Form S-8 (the “Registration Statement”) will be sent or given to participants under the 2026 Stock Incentive Plan (the “Plan”) as specified by Rule 428 under the Securities Act of 1933 (the “Securities Act”). In accordance with Rule 428 under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. American States Water Company (the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428 under the Securities Act. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(a)                                 The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

(b)                                 The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026;

(c)                 The Company’s Current Reports on Form 8-K filed with the Commission on February 13, 2026, February 20, 2026, March 13, 2026, March 27, 2026, and May 21, 2026; and

(e)     The description of the Company’s common shares contained in Exhibit 4.2 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

All documents subsequently filed by the Company (other than any portion of such filings that are furnished under applicable Commission rules rather than filed) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is incorporated under the laws of the State of California. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 317 also provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Article V of the Company’s Articles of Incorporation authorizes the Company to provide indemnification of directors, officers, employees and other agents of the Company or persons who are or were serving at the request of the Company as directors, officers, employees or agents of another corporation or other enterprise through bylaw provisions, agreements, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject only to the limitations set forth in Section 204 of the California Corporations Code.

Article VI of the Company’s Bylaws contains provisions implementing the authority granted in Article V of the Company’s Articles of Incorporation. The Company’s Bylaws provide for the indemnification of any director or officer of the Company, or any person acting at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, including a Company-sponsored employee benefit plan, for any threatened or pending action, suit or proceeding to the fullest extent permitted by California law and the Company’s Articles of Incorporation; provided that the Company is not liable to indemnify any director or officer or make any advances with respect to any proceeding against a director or officer: (i) as to which the Company is prohibited by applicable law from paying as an indemnity; (ii) with respect to expenses of defense or investigation, if such expenses were or are incurred without the Company’s consent (which consent may not be unreasonably withheld); (iii) for which payment is actually made to the director or officer under a valid and collectible insurance policy maintained by the Company, except in respect of any excess beyond the amount of payment under such insurance; (iv) for which payment is actually made to the director or officer under an indemnity by the Company other than pursuant to the Company’s Bylaws, except in respect of any excess beyond the amount of payment under such indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which he or she was not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.  Indemnification covers all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by the indemnified person in connection with the action, suit or proceeding.

The Company has purchased directors and officers insurance policies to provide protection against certain liabilities of the directors and officers. The Company has also entered into written agreements with each of its directors and certain officers that require the Company to indemnify such persons against any and all expenses (including attorneys’ fees), judgments, fines, penalties, settlements and other amounts incurred in connection with any action, suit, proceeding, or investigation, whether threatened, pending or completed, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the Company, provided that such person acted in good faith and in a manner that such person reasonably believed was to be in the Company’s best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of American States Water Company, as amended, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on June 19, 2013

4.2	Amended and Restated By-Laws of American States Water Company, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 10-Q filed on November 6, 2023

4.3	American States Water Company 2026 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 21, 2026

5.1*	Legal Opinion of Paul Hastings LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Paul Hastings LLP (included in legal opinion filed herewith as Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page filed herewith)

107.1*	Filing Fee Table

*Filed herewith

ITEM 9.  UNDERTAKINGS.

(a)                                 The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on July 17, 2026.

AMERICAN STATES WATER COMPANY

By:	/s/ Robert J. Sprowls
Robert J. Sprowls
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert J. Sprowls and Eva G. Tang, and each of them, with full power to act without the other, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Sprowls	Director, President and Chief Executive Officer (Principal Executive Officer)	July 17, 2026
Robert J. Sprowls

/s/ Eva G. Tang	Senior Vice President-Finance, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	July 17, 2026
Eva G. Tang

/s/ Anne M. Holloway	Chair of the Board and Director	July 17, 2026
Anne M. Holloway

/s/ Diana M. Bontá	Director	July 17, 2026
Diana M. Bontá

/s/ Steven D. Davis	Director	July 17, 2026
Steven D. Davis

/s/ Thomas A. Eichelberger	Director	July 17, 2026
Thomas A. Eichelberger

/s/ Roger M. Ervin	Director	July 17, 2026
Roger M. Ervin

/s/ Mary Ann Hopkins	Director	July 17, 2026
Mary Ann Hopkins

/s/ C. James Levin	Director	July 17, 2026
C. James Levin

/s/ Caroline A. Winn	Director	July 17, 2026
Caroline A. Winn